Exhibit 99.2

FORM OF

REVOCABLE PROXY OF FIRST MUTUAL BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS _________, 2007

The undersigned hereby appoints __________ and _________, and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $1.00 par value, of First Mutual Bancshares, Inc. (“First Mutual”) held of record by the undersigned on ________, 2007, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the _________________________ on _________, 2007, at _______ .m., local time, and at any and all adjournments of such Special Meeting, as follows:

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the Agreement and Plan of Merger dated as of July 2, 2007 between Washington Federal, Inc. and First Mutual; and	☐	☐	☐

2.	A proposal to grant discretionary authority to the persons named above as proxies to vote to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger; and	☐	☐	☐

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The Board of Directors recommends a vote “FOR” the proposal to approve the Agreement and Plan of

Merger and “FOR” the proposal to grant discretionary authority to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of First Mutual prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First Mutual prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and the Proxy Statement/ Prospectus dated _________, 2007.

(Sign on reverse side)

PRINT NAME OF SHAREHOLDER(S) (As it appears on Stock Certificate)

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

No. of Shares Owned:	Dated: _________________________, 2007

*        *        *        *        *

Please sign exactly as your name appears on this proxy form and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY TO FIRST MUTUAL IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE UNLESS YOU CHOOSE TO VOTE VIA THE INTERNET OR BY TELEPHONE AS DESCRIBED BELOW.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through ____ PM eastern time the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/xxx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.

To vote by mail, mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.